Exhibit 99.1

                              [netGuru logo here]

Bruce Nelson               Santanu Das               Dan Matsui/Gene Heller
Chief Financial Officer    Chief Operating Officer   Silverman Heller Associates
(714) 974-2500 x-215       (714) 974-2500 x-329      (310) 208-2550

             NETGURU INC. REPORTS FISCAL 2005 THIRD-QUARTER RESULTS
                        Positive Cash Flow, Narrow Losses

Yorba Linda, Calif.--Feb. 2, 2005--netGuru, Inc. (Nasdaq: NGRU) reported financial results for fiscal 2005 third quarter and nine months ended December 31, 2004.

Third-quarter net revenues were $3.72 million, compared to $3.88 million in the third quarter a year ago. Net revenues from engineering and collaborative software products and services rose to $2.70 million from $2.66 million last year, but net revenues from the staffing division of IT services declined. Cost of revenues fell to $0.83 million from $1.22 million, reflecting lower costs related to all products and services compared to the same period last year. Gross profit for the third quarter rose to $2.89 million, or 78% of net revenues, compared to $2.67 million, or 69% of net revenues in the third quarter of last year.

Total operating expenses for the quarter declined by approximately $0.99 million to $2.99 million from $3.98 million in the third quarter of the previous year, primarily due to lower sales, general, and administrative (SG&A) expenses. SG&A expenses in third quarter of last year included $642,000 in expenses related to severance and strategic consulting and investor relations.

Net loss for the third quarter narrowed to $223,000, or $(0.01) per share, compared to a net loss of $2.02 million, or $(0.11) per share, for the third quarter of last year.

Net revenues for the nine months ended December 31, 2004, were $11.14 million, compared to $11.78 million for nine months ended December 31, 2003. Net revenues from engineering and collaborative software products and services were $8.0 million compared to $8.1 million for the nine months a year ago. Net revenues from the staffing division of IT services were $2.53 million versus $3.32 million. Total gross profit rose to $8.4 million, or 76% of net revenues, compared to $8.1 million, or 69% of net revenues, for the same period last fiscal year, primarily due to the higher gross profit from the steel detailing component of the IT services business.

Operating expenses for nine months ended December 31, 2004, fell to $9.10 million from $10.40 million for nine months a year ago. Nine-month operating loss narrowed to $0.64 million from an operating loss of $2.30 million for the same period in the prior year.

Nine-month net loss also narrowed to $1.02 million, or $(0.05) per share, from a net loss of $3.19 million, or $(0.18) per share, for the nine-month period last year. Net loss for nine months ended December 31, 2004, included a gain from discontinued operations of $67,000, or $0.01 per share, while net loss for nine months ended December 31, 2003, included a loss from discontinued operations of $341,000, or $(0.02) per share related to our travel subsidiary.

netGuru Chairman and Chief Executive Amrit Das commented: "We are pleased with the reductions in our costs and expenses, and the narrower loss for the quarter and nine months ended December 31, 2004. We also improved our recurring revenues by significantly increasing our software maintenance and service billings, which are not fully recognized as revenue in the third quarter, since they are recognized over the service period. As a result, we generated positive cash flows from operations for the quarter. However, steel detailing and engineering services revenues that we expected to recognize in the third quarter slipped into the fourth quarter, and we did not achieve profitability in the third quarter. Our decisions during the past year to streamline operations, focus on our core product and services, and reduce costs and expenses overall are now providing the results we expected and have positioned the Company to achieve anticipated profitability in fiscal fourth quarter ending March 31, 2005.

"Our longer-term outlook for top-line growth also remains positive, a result of product enhancements and several strategic partnerships we have secured," Das continued. "Our business strategy continues to be to strengthen the competitive position of our engineering software, increase the number of distribution channels for our software, and expand our engineering project management business and business process outsourcing operations. We believe the ongoing improvement in business and construction activity in the U.S. and abroad provides a favorable backdrop for our strategy to generate revenue growth in all areas of netGuru's business."

Teleconference information:
The Company will hold a teleconference today at 1:30 p.m. Pacific Standard Time (4:30 p.m. EST) to review the financial results, followed by a live Q&A session. To participate in the teleconference, please call toll-free 800-608-3625 (or 706-634-0478 for international callers) approximately 10 minutes prior to the above start time. For those unable to attend, the company will host an archive of the call on its website, www.netguru.com (requires RealPlayer streaming audio software, available at www.real.com). Additionally, a telephone playback will be available for 48 hours beginning today at 5 p.m. PST. The playback can be accessed by dialing 800-642-1687 (or 706-645-9291 for international callers) and providing conference ID 3823536.

About netGuru, Inc.
netGuru is an engineering information technology and services company offering engineering and design collaborative software, solutions, and professional and technical services and support to businesses worldwide. netGuru serves its global markets and clients through offices located in the United States, Europe, Asia, and the Middle East, and through distributors in 40 countries. The Company licenses its engineering software and solutions to more than 20,000 businesses in 85 countries. For more information please visit www.netguru.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical or factual information, the matters discussed in this press release, including profitability, sales/revenues, and business strategy, are forward looking statements that involve risks and uncertainties. Actual future results may differ. Factors that could cause or contribute to such differences in results include, but are not limited to, market acceptance and use of the Company's products, market conditions in Asia and worldwide, engineering needs, our ability to increase revenue and control costs and expenses, technological changes, economic conditions, changes in governmental regulations and policies, competitive products and services, unforeseen technical issues, and other factors discussed in the "Risk Factors" Section of the company's Form 10-KSB for the fiscal year ended March 31, 2004, as filed with the U.S. Securities and Exchange Commission.

                          [Financial tables next pages]

                                        NETGURU, INC. AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (Unaudited)
                              (In thousands, except share and per share amounts)

                                                       THREE MONTHS    THREE MONTHS    NINE MONTHS     NINE MONTHS
                                                          ENDED           ENDED           ENDED           ENDED
                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                           2004            2003            2004            2003
                                                      -------------   -------------   -------------   -------------

Net revenues:
    Engineering and collaborative software
      products and services                           $      2,704    $      2,664    $      7,981    $      8,060
    IT services                                              1,016           1,218           3,162           3,721
                                                      -------------   -------------   -------------   -------------
           Total net revenues                         $      3,720    $      3,882    $     11,143    $     11,781

Cost of revenues:
    Engineering and collaborative software
      products and services                                    145             246             577             710
    IT services                                                684             969           2,128           2,934
                                                      -------------   -------------   -------------   -------------
           Total cost of revenues                              829           1,215           2,705           3,644

                                                      -------------   -------------   -------------   -------------
           Gross profit                                      2,891           2,667           8,438           8,137
                                                      -------------   -------------   -------------   -------------

Operating expenses:
    Selling, general and administrative                      2,353           3,190           6,972           8,034
    Research and development                                   390             545           1,216           1,601
    Bad debt expense                                             4              15             169              49
    Depreciation                                               244             231             720             715
                                                      -------------   -------------   -------------   -------------
           Total operating expenses                          2,991           3,981           9,077          10,399
                                                      -------------   -------------   -------------   -------------

           Operating loss                                     (100)         (1,314)           (639)         (2,262)
                                                      -------------   -------------   -------------   -------------

Other expense (income):
    Interest, net                                              111             246             340             529
    Other                                                       (4)            (26)            (61)           (109)
    Loss on substantial modification of debt                    --              --             133              --
                                                      -------------   -------------   -------------   -------------
           Total other expense                                 107             220             412             420
                                                      -------------   -------------   -------------   -------------

Loss from continuing operations before income taxes           (207)         (1,534)         (1,051)         (2,682)
Income tax expense                                              16              53              38             165
                                                      -------------   -------------   -------------   -------------
Loss from continuing operations                               (223)         (1,587)         (1,089)         (2,847)
(Loss) gain from discontinued operations:                       --            (431)             67            (341)
                                                      -------------   -------------   -------------   -------------
           Net loss                                   $       (223)   $     (2,018)   $     (1,022)   $     (3,188)
                                                      =============   =============   =============   =============

Basic and diluted loss per common share
   Loss per common share from continuing operations   $      (0.01)   $      (0.09)   $      (0.06)   $      (0.16)
   (Loss) gain from discontinued operations                     --           (0.02)           0.01           (0.02)
                                                      -------------   -------------   -------------   -------------
   Basic and diluted net loss per common share        $      (0.01)   $      (0.11)   $      (0.05)   $      (0.18)
                                                      =============   =============   =============   =============
Common shares used in computing basic and
    diluted net loss per common share                   18,865,523      17,701,176      18,775,554      17,456,417
                                                      =============   =============   =============   =============


                                                  -more-

                         NETGURU, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                          DECEMBER 31, MARCH 31,
                                                             2004        2004
                                                          (UNAUDITED)
                                                           ---------   ---------

                                     ASSETS
Current assets:
    Cash and cash equivalents                              $  2,942    $  1,646
    Short-term investments                                       --         100
    Accounts receivable (net of allowance for doubtful
      accounts of $700 and $615, as of December 31,
      2004 and March 31, 2004, respectively)                  3,915       3,340
    Income tax receivable                                         2          16
    Notes and related party loans receivable                     29          35
    Deposits                                                     97          67
    Prepaid expenses and other current assets                 1,331       1,174
    Assets of subsidiary held for sale                           --         327
                                                           ---------   ---------
           Total current assets                               8,316       6,705

Property, plant and equipment, net                            1,865       2,215
Goodwill (net of accumulated amortization of $3,652)          3,116       2,892
Other assets                                                    189         218
                                                           ---------   ---------
                                                           $ 13,486    $ 12,030
                                                           =========   =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt, net of discount
      of $195                                              $  1,167    $    975
    Current portion of capital lease obligations                141         109
    Accounts payable                                            436         600
    Accrued expenses                                          1,045       1,160
    Income taxes payable                                         25          55
    Deferred revenues                                         2,228       1,834
    Other liabilities                                           264         208
    Liabilities of subsidiary held for sale                      --         186
                                                           ---------   ---------
           Total current liabilities                          5,306       5,127

Long-term bank debt, net of current portion and net
  of discount of $229                                         1,976       1,382
Capital lease obligations, net of current portion               381         368
Deferred gain on sale-leaseback                                 695         747
                                                           ---------   ---------

           Total liabilities                                  8,358       7,624
                                                           ---------   ---------

Stockholders' equity:
    Preferred stock, par value $.01 (Authorized
      5,000,000 shares; no shares issued and outstanding)        --          --
    Common stock, par value $.01; authorized
      150,000,000 shares; issued and outstanding
      19,117,154 and 18,087,154 shares as of December
      31, 2004 and March 31, 2004, respectively                 191         181
    Additional paid-in capital                               36,899      35,352
    Accumulated deficit                                     (31,466)    (30,444)
    Accumulated other comprehensive loss:
       Cumulative foreign currency translation adjustments     (496)       (683)
                                                           ---------   ---------

           Total stockholders' equity                         5,128       4,406
                                                           ---------   ---------

                                                           $ 13,486    $ 12,030
                                                           =========   =========

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